Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-283969

Pricing Supplement dated July 29, 2025
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-283969
(To Product Supplement MLN-WF-1 dated February 26, 2025
and Prospectus dated February 26, 2025)

The Toronto-Dominion Bank Senior Debt Securities, Series H ETF Linked Securities

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

■        Linked to the lowest performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund (each referred to as a “Fund”)
■       Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the lowest performing Fund from its starting price to its ending price. The lowest performing Fund is the Fund that has the lowest fund return, calculated for each Fund as the percentage change from its starting price to its ending price on the calculation day. The maturity payment amount will reflect the following terms:
■            If the ending price of the lowest performing Fund is greater than its starting price, you will receive the face amount plus a positive return equal to 179% of the percentage increase in the price of the lowest performing Fund from its starting price
■           If the ending price of the lowest performing Fund is less than or equal to its starting price, but not by more than the buffer amount of 10%, you will receive the face amount plus a positive return equal to the absolute value of the percentage decline in the price of the lowest performing Fund from its starting price, which will effectively be capped at a positive return of 10%
■          If the ending price of the lowest performing Fund is less than its starting price by more than the buffer amount, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the price of the lowest performing Fund in excess of the buffer amount
■        Investors may lose up to 90% of the face amount
■       Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on the calculation day.  You will not benefit in any way from the performance of a better performing Fund.  Therefore, you will be adversely affected if any Fund performs poorly, even if another Fund performs favorably
■         All payments on the securities are subject to the credit risk of The Toronto-Dominion Bank (the “Bank”)
■         No periodic interest payments or dividends
■         No exchange listing; designed to be held to maturity

The estimated value of the securities at the time the terms of your securities were set on the pricing date was $931.00 per security, as discussed further under “Selected Risk Considerations— Risks Relating To The Estimated Value of the Securities And Any Secondary Market” beginning on page P-10 and “Estimated Value Of The Securities” herein. The estimated value is less than the original offering price of the securities.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-9 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement and on page 1 of the accompanying prospectus.
The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.
Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement and prospectus. Any representation to the contrary is a criminal offense.
	Original Offering Price	Agent Discount(1)	Proceeds to The Toronto-Dominion Bank
Per Security	$1,000.00	$23.25	$976.75
Total	$621,000.00	$14,438.25	$606,561.75
(1)
The Agents will receive a commission of $23.25 (2.325%) per security and will use all of that commission to allow selling concessions to other dealers in connection with the distribution of the securities. The Agents may resell the securities to other securities dealers at the original offering price less a concession of $17.50 (1.75%) per security. Such securities dealers may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of Wells Fargo Securities, LLC (“Wells Fargo Securities”). The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. The Bank will reimburse TD Securities (USA) LLC (“TDS”) for certain expenses in connection with its role in the offer and sale of the securities, and the Bank will pay TDS a fee in connection with its role in the offer and sale of the securities. In respect of certain securities sold in this offering, we will pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest) –Selling Restrictions” in the accompanying product supplement.

TD Securities (USA) LLC.	Wells Fargo Securities

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Terms of the Securities

Issuer:	The Toronto-Dominion Bank (the “Bank”).
Market Measure:
The Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund (each referred to as a “Fund”, and collectively as the “Funds”)

Fund Underlying Index:
With respect to the Energy Select Sector SPDR® Fund: the Energy Select Sector Index
With respect to the Financial Select Sector SPDR® Fund: the Financial Select Sector Index
With respect to the Technology Select Sector SPDR® Fund: the Technology Select Sector Index
With respect to the Consumer Discretionary Select Sector SPDR® Fund: the Consumer Discretionary Select Sector Index

Pricing Date:	July 29, 2025.
Issue Date:	August 1, 2025.
Calculation Day:	August 5, 2026, subject to postponement.
Stated Maturity Date:	August 10, 2026, subject to postponement. The securities are not subject to redemption by the Bank or repayment at the option of any holder of the securities prior to the stated maturity date.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Maturity Payment Amount:
On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:
•  if the ending price of the lowest performing Fund is greater than its starting price:
$1,000+ ($1,000 × fund return of the lowest performing Fund × upside participation rate);
•  if the ending price of the lowest performing Fund is less than or equal to its starting price, but greater than or equal to its threshold price:
$1,000 + ($1,000 × absolute value return of the lowest performing Fund); or
In this scenario, you will receive a 1% positive return on the securities for each 1% negative return of the lowest performing Fund. In no event will this amount exceed the face amount plus $100.
•  if the ending price of the lowest performing Fund is less than its threshold price:
$1,000 + [$1,000 × (fund return of the lowest performing Fund + buffer amount)]
If the ending price of the lowest performing Fund is less than its threshold price, you will have 1-to-1 downside exposure to the decrease in the price of that Fund from its starting price in excess of the buffer amount and will lose some, and possibly up to 90%, of the face amount of your securities at maturity.

Lowest Performing Fund:	The “lowest performing Fund” will be the Fund with the lowest fund return.
Starting Price:
With respect to the Energy Select Sector SPDR® Fund: $88.95, its fund closing price on the pricing date.
With respect to the Financial Select Sector SPDR® Fund: $52.80, its fund closing price on the pricing date.
With respect to the Technology Select Sector SPDR® Fund: $264.09, its fund closing price on the pricing date.
With respect to the Consumer Discretionary Select Sector SPDR® Fund: $224.62, its fund closing price on the pricing date.

Fund Closing Price:
With respect to each Fund, its fund closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the accompanying product supplement.

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Ending Price:	The “ending price” of a Fund will be its fund closing price on the calculation day.
Threshold Price:
With respect to the Energy Select Sector SPDR® Fund: $80.055, which is equal to 90% of its starting price.
With respect to the Financial Select Sector SPDR® Fund: $47.52, which is equal to 90% of its starting price.
With respect to the Technology Select Sector SPDR® Fund: $237.681, which is equal to 90% of its starting price.
With respect to the Consumer Discretionary Select Sector SPDR® Fund: $202.158, which is equal to 90% of its starting price.

Buffer Amount:	10%
Upside Participation Rate:	179%
Fund Return:
With respect to a Fund, its “fund return” is the percentage change from its starting price to its ending price, measured as follows:
For example, if its fund return is equal to -5%, the absolute value of its fund return would be +5%.

Absolute Value Return:	The “absolute value return” of a Fund is the absolute value of its fund return. For example, a -5.00% fund return will result in a +5.00% absolute value return.
Market Disruption Events and Postponement Provisions:
The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days.
For more information regarding adjustments to the calculation day and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, the stated maturity date is a “payment date”. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	The Bank
U.S. Tax Treatment:
By purchasing the securities, you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the securities, for U.S. federal income tax purposes, as prepaid derivative contracts that are “open transactions” with respect to the Market Measures. Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat the securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. An investment in the securities is not appropriate for non-U.S. holders, and we will not attempt to ascertain the tax consequences to non-U.S. holders of the purchase, ownership or disposition of the securities.

Canadian Tax Treatment:
Please see the discussion in the prospectus under “Tax Consequences – Canadian Taxation” and in the product supplement under “Supplemental Discussion of Canadian Tax Consequences,” which applies to the securities. We will not pay any additional amounts as a result of any withholding required by reason of the rules governing hybrid mismatch arrangements contained in section 18.4 of the Canadian Tax Act (as defined in the prospectus).

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Agents:
TD Securities (USA) LLC and Wells Fargo Securities, LLC.
The Agents will receive a commission of $23.25 (2.325%) per security and will use all of that commission to allow selling concessions to other dealers in connection with the distribution of the securities. The Agents may resell the securities to other securities dealers at the original offering price less a concession of $17.50 (1.75%) per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA.
In addition, in respect of certain securities sold in this offering, we will pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. We or one of our affiliates will also pay a fee to iCapital Markets LLC, who is acting as a dealer in connection with the distribution of the securities.
The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices” in this pricing supplement.

Listing:	The securities will not be listed or displayed on any securities exchange or electronic communications network
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	89115HLX3 / US89115HLX34

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Additional Information about the Issuer and the Securities
You should read this pricing supplement together with product supplement MLN-WF-1 dated February 26, 2025 and the prospectus dated February 26, 2025 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement or prospectus. In the event of any conflict, the following hierarchy will govern: first, this pricing supplement; second, the product supplement; and last, the prospectus. The securities may vary from the terms described in the accompanying product supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.
You may access the product supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement MLN-WF-1 dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000114036125006130/ef20044457_424b3.htm
•	Prospectus dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Estimated Value of the Securities
The final terms for the securities were determined on the pricing date, as indicated under “Terms of the Securities” herein, based on prevailing market conditions on the pricing date, and are set forth in this pricing supplement.
The economic terms of the securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, estimated costs which we may incur in connection with the securities and an estimate of the difference between the amounts we pay to an affiliate of Wells Fargo Securities and the amounts that an affiliate of Wells Fargo Securities pays to us in connection with hedging your securities as described further under “Terms of the Securities—Agents” herein and “Risk Factors—Risks Relating To Hedging Activities And Conflicts Of Interest” in the accompanying product supplement. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have had an adverse effect on the economic terms of the securities.
On the cover page of this pricing supplement, we have provided the estimated value for the securities. The estimated value was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the securities, and our internal funding rate. For more information about the estimated value, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the securities. For more information see the discussion under “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.”
Our estimated value of the securities is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which the Agents may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, the Agents or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market, if any, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 3 months after the issue date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities which we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the issue date of the securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Selected Risk Considerations” in this pricing supplement.

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Investor Considerations
The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:
■	seek 179% leveraged exposure to the upside performance of the lowest performing Fund if its ending price is greater than its starting price;
■
understand that any positive return based on the decrease in the price of the lowest performing Fund will be limited to 10%, and that any decrease in the price of the lowest performing Fund by more than 10% will result in a loss, rather than a positive return, on the securities;

■	desire to limit downside exposure to the Funds through the buffer amount;
■
are willing to accept the risk that, if the ending price of the lowest performing Fund is less than its starting price by more than the buffer amount, they will lose some, and possibly up to 90%, of the face amount per security at maturity;

■
understand that the return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on the calculation day and that they will not benefit in any way from the performance of a better performing Fund;

■	understand that the securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of each Fund;
■	understand and are willing to accept the full downside risks of each Fund;
■	are willing to forgo interest payments on the securities and dividends on the shares of any Fund and the securities held by any Fund; and
■	are willing to hold the securities until maturity.
The securities may not be an appropriate investment for investors who:
■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
■	are unwilling to accept the risk that the ending price of the lowest performing Fund may decrease from its starting price by more than the buffer amount;
■	require full payment of the face amount of the securities at stated maturity;
■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price;
■	seek current income over the term of the securities;
■
seek exposure to a basket composed of each Fund or a similar investment in which the overall return is based on a blend of the performances of the Funds, rather than solely on the lowest performing Fund

■	are unwilling to accept the risk of exposure to the Funds;
■	seek exposure to the Funds but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;
■	are unwilling to accept the credit risk of the Bank; or
■	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Funds, please see the section titled “Information Regarding the Market Measures” below.

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Determining Payment at Stated Maturity
On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:
securities have not been automatically called then, at maturity, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Is the ending price of the lowest performing Fund greater than its starting price?
Yes
You will receive per security:
$1,000 + ($1,000 × fund return of the lowest performing Fund × upside participation rate)
No
Is the ending price of the lowest performing Fund greater than or equal to its threshold price?
Yes
You will receive per security:
$1,000 ($1,000 × absolute value return of the lowest performing Fund)
In this scenario, you will receive a 1% positive return on the securities for each 1% negative return of the lowest performing Fund. In no event will this amount exceed the face amount plus $100.
No
You will receive per security:
$1,000 + [$1,000 × (Fund return of the lowest performing Fund + buffer amount)]
In this case, you will lose some, and possibly up to 90%, of the face amount per security.

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Selected Risk Considerations
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
Risks Relating To The Securities Generally
If The Ending Price Of The Lowest Performing Fund Is Less Than Its Threshold Price, You Will Lose Some, And Possibly Up To 90%, Of The Face Amount Of Your Securities At Maturity.
We will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending price of the lowest performing Fund relative to its starting price and the other terms of the securities. Because the prices of the Funds will be subject to market fluctuations, the maturity payment amount may be more or less, and possibly significantly less, than the face amount of your securities.
If the ending price of the lowest performing Fund is less than its threshold price, the maturity payment amount will be less than the face amount and you will have 1-to-1 downside exposure to the decrease in the price of the lowest performing Fund in excess of the buffer amount, resulting in a loss of 1% of the face amount for every 1% decline from its starting price in excess of the buffer amount. The threshold price for each Fund is 90% of its starting price. As a result, if the ending price of the lowest performing Fund is less than its threshold price, you will lose some, and possibly up to 90%, of the face amount per security at maturity. This is the case even if the price of the lowest performing Fund is greater than or equal to its starting price or its threshold price at certain times during the term of the securities.
Even if the ending price of the lowest performing fund is greater than its starting price, the maturity payment amount may only be slightly greater than the face amount, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating with the same stated maturity date.
No Periodic Interest Will Be Paid On The Securities.
No periodic payments of interest will be made on the securities.  However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities.  You should review the section of this pricing supplement entitled “Material U.S. Federal Income Tax Consequences”.
The Securities Are Subject To The Market Risks Of Each Fund And Will Be Negatively Affected If Any Fund Performs Poorly, Even If Another Fund Performs Favorably.
You are subject to the market risks of each Fund. If any Fund performs poorly, you will be negatively affected, even if another Fund performs favorably. The securities are not linked to a basket composed of the Funds, where the better performance of a Fund could offset the poor performance of another. Instead, you are subject to the full risks of whichever Fund is the lowest performing Fund on the calculation day.  As a result, the securities are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of each Fund.  You should not invest in the securities unless you understand and are willing to accept the market risks of each Fund.
Your Return On The Securities Will Depend Solely On The Performance Of The Fund That Is The Lowest Performing Fund On The Calculation Day, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Fund.
Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on the calculation day. Although it is necessary for each Fund to close at or above its threshold price in order for you to receive a positive return equal to the absolute value of the percentage decline in the price of the lowest performing Fund at maturity or above its starting price in order for you to receive any positive return at maturity, you will not benefit in any way from the performance of the better performing Fund. The securities may underperform an alternative investment linked to a basket composed of the Funds, since in such case the performance of a better performing Fund would be blended with the performance of the lowest performing Fund, resulting in a better return than the return of the lowest performing Fund alone.
Any Positive Return Based On The Depreciation Of The Lowest Performing Fund Is Effectively Capped.
Any positive return based on the depreciation of the lowest performing Fund will be capped at 10% because the contingent absolute return feature is operative only if the ending price of the lowest performing Fund does not decline by more than 10% from its starting price. Any percentage depreciation of the lowest performing Fund from its starting price to its ending price by more than the buffer amount will result in a loss, rather than a positive return, on the securities.

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

The Return On Your Securities May Change Significantly Despite Only A Small Change In The Price Of The Lowest Performing Fund.
If the ending price of the lowest performing Fund is less than its threshold price, you will receive less than the face amount of your securities and you will lose some, and possibly up to 90%of the face amount per security. This means that, while a decrease in the ending price of the lowest performing Fund to its threshold price will result in a positive return equal to its absolute value return, a decrease in the ending price of the lowest performing Fund to less than its threshold price will instead result in a loss of a 1% of the face amount of the securities for each 1% decline from its starting price in excess of the buffer amount, despite only a small change in the price of the lowest performing Fund.
You Will Be Subject To Risks Resulting From The Relationship Among The Funds.
It is preferable from your perspective for the Funds to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Funds will not exhibit this relationship. The less correlated the Funds, the more likely it is that any one of the Funds will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Funds to perform poorly; the performance of a better performing Fund is not relevant to your return on the securities. It is impossible to predict what the relationship among the Funds will be over the term of the securities. To the extent the Funds represent a different equity market, such equity markets may not perform similarly over the term of the securities.
The Calculation Day And The Stated Maturity Date Are Subject To Market Disruption Events And Postponements.
The calculation day, and therefore the maturity date, is subject to postponement in the case of a market disruption event or a non-trading day as described herein and in the accompanying product supplement.
Risks Relating To An Investment In the Bank’s Debt Securities, Including The Securities
Investors Are Subject To The Bank’s Credit Risk, And The Bank’s Credit Ratings And Credit Spreads May Adversely Affect The Market Value Of The Securities.
Although the return on the securities will be based on the performance of the lowest performing Fund, the payment of any amount due on the securities is subject to the Bank’s credit risk. The securities are the Bank’s senior unsecured debt obligations. Investors are dependent on the Bank’s ability to pay all amounts due on the securities on the stated maturity date and, therefore, investors are subject to the credit risk of the Bank and to changes in the market’s view of the Bank’s creditworthiness. Any decrease in the Bank’s credit ratings or increase in the credit spreads charged by the market for taking the Bank’s credit risk is likely to adversely affect the market value of the securities. If the Bank becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.
Risks Relating To The Estimated Value Of The Securities And Any Secondary Market
The Estimated Value Of Your Securities Is Less Than The Original Offering Price Of Your Securities.
The estimated value of your securities is less than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities reflects costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.
The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.
The estimated value of your securities is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the securities is expected to increase the estimated value of the securities at any time.

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions.
The estimated value of your securities is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of the securities in the secondary market. As a result, the secondary market price of your securities may be materially less than the estimated value of the securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Less Than The Original Offering Price Of Your Securities And May Be Less Than The Estimated Value Of Your Securities.
The estimated value of the securities is not a prediction of the prices at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time, if any, may be based on pricing models that differ from our pricing models and will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market and do not take into account our various costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities, secondary market prices of your securities will likely be less than the original offering price of your securities. As a result, the price at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be less than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.
The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market May Not Be Indicative Of Future Prices Of Your Securities.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market (if the Agents make a market in the securities, which they are not obligated to do) may exceed the estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the pricing date of the securities, as discussed further under “Estimated Value of the Securities”. The price at which the Agents may initially buy or sell the securities in the secondary market may not be indicative of future prices of your securities.
The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be less than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. In addition, because an affiliate of Wells Fargo Securities is to conduct hedging activities for us in connection with the securities, that affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the securities to you in addition to the compensation they would receive for the sale of the securities.
There May Not Be An Active Trading Market For The Securities — Sales In The Secondary Market May Result In Significant Losses.
There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. The Agents and their respective affiliates may make a market for the securities; however, they are not required to do so. The Agents and their respective affiliates may stop any market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial.
If you sell your securities before the stated maturity date, you may have to do so at a substantial discount from the principal amount irrespective of the price of the Underlying Funds, and as a result, you may suffer substantial losses.
If The Prices Of The Funds Or Their Constituents Change, The Market Value Of Your Securities May Not Change In The Same Manner.
Your securities may trade quite differently from the performance of Funds or the securities held by the Funds. Changes in the prices of the Funds or the securities held by the Funds generally or the lowest performing Fund specifically may not result in a comparable change in the market value of your securities. Even if the prices of the Funds increases above its starting price during the term of the securities, the market value of your securities may not increase by the same amount and could decline.

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Risks Relating To The Funds
The Maturity Payment Amount Will Depend Upon The Performance Of The Funds And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
●
Investing In The Securities Is Not The Same As Investing In Any Market Measure. Investing in the securities is not equivalent to investing in any of the Funds. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held shares of the Funds or the securities held by the Funds for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Funds or the securities held by the Funds would have.

●	Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.
●	Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.
●	We, The Agents And Our Respective Affiliates Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Funds Or Its Fund Underlying Index.
●
We And Our Affiliates And the Agents And Their Affiliates Have No Affiliation With Any Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

●	An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Fund Underlying Index.
●	There Are Management And Liquidity Risks Associated With A Fund.
●	Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.
The Securities Are Subject To Risks Associated With The Sector Tracked By Each Fund.
Each of the Funds is comprised of the stocks of companies in a particular sector that are included in the S&P 500® Index, in each case as described elsewhere in this document. Because each Fund tracks the performance of companies in one particular sector of the economy, each Fund will be subject to risks associated with the relevant sector. The performance of companies in a particular sector of the economy will be influenced by many factors that interact in complex and unpredictable ways, including, without limitation, supply and demand for the products and services offered by such companies, industry competition, geopolitical events, public health conditions, interest rates and governmental action. Adverse developments in the sector tracked by a Fund may have a material adverse effect on the value of that Fund and, accordingly, on the value of the Securities. Because each Fund invests in securities issued by companies in only one sector of the company, each Fund may underperform alternative investments that are based on the performance of a more diversified group of assets.
Risks Relating To Hedging Activities And Conflicts Of Interest
●	Trading And Business Activities By The Bank Or Its Affiliates May Adversely Affect The Market Value Of, And Any Amount Payable On, The Securities.
●	There Are Potential Conflicts Of Interest Between You And The Calculation Agent.
Risks Relating To Canadian And U.S. Federal Income Taxation
The Tax Consequences Of An Investment In The Securities Are Unclear.
Significant aspects of the U.S. federal income tax treatment of the securities are uncertain. You should read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. You should consult your tax advisors as to the tax consequences of your investment in the securities. An investment in the securities is not appropriate for non-U.S. holders, and we will not attempt to ascertain the tax consequences to non-U.S. holders of the purchase, ownership or disposition of the securities.
For a discussion of the Canadian federal income tax consequences of investing in the securities, please see the discussion in the prospectus under “Tax Consequences — Canadian Taxation” and in the product supplement under “Supplemental Discussion of Canadian Tax Consequences” ” and the further discussion above under “Terms of the Securities. If you are not a Non-resident Holder (as that term is defined in the prospectus) for Canadian federal income tax purposes or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities.

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Hypothetical Examples and Returns
The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting price or threshold price. The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price for any Fund. The actual starting price and threshold price for each Fund were determined on the pricing date and are set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of each Fund, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Upside Participation Rate:	179%
Hypothetical Starting Price:	With respect to each Fund, $100.00
Hypothetical Threshold Price:	With respect to each Fund, $90.00 (90% of its hypothetical starting price)
Buffer Amount:	10%

Hypothetical Payout Profile

Hypothetical Payoff Profile

Security Return
Fund Return of Lowest Performing Fund
179% of fund return of lowest performing Fund
100% of absolute value return of lowest performing Fund for decrease of not more than buffer amount
Hypothetical Fund Return of Lowest Performing Fund
Hypothetical Security Return at Maturity

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Hypothetical Returns

Hypothetical ending price of the lowest performing Fund	Hypothetical fund return of the lowest performing Fund (1)	Hypothetical absolute value return of the lowest performing Fund (2)	Maturity payment amount per security	Pre-tax total rate of return(3)
$150.00	50.00%	N/A	$1,895.00	89.50%
$140.00	40.00%	N/A	$1,716.00	71.60%
$130.00	30.00%	N/A	$1,537.00	53.70%
$120.00	20.00%	N/A	$1,358.00	35.80%
$110.00	10.00%	N/A	$1,179.00	17.90%
$105.00	5.00%	N/A	$1,089.50	8.95%
$100.00	0.00%	0.00%	$1,000.00	0.00%
$95.00	-5.00%	5.00%	$1,050.00	5.00%
$90.00	-10.00%	10.00%	$1,100.00	10.00%
$89.00	-11.00%	N/A	$990.00	-1.00%
$80.00	-20.00%	N/A	$900.00	-10.00%
$70.00	-30.00%	N/A	$800.00	-20.00%
$60.00	-40.00%	N/A	$700.00	-30.00%
$50.00	-50.00%	N/A	$600.00	-40.00%
$25.00	-75.00%	N/A	$350.00	-65.00%
$0.00	-100.00%	N/A	$100.00	-90.00%
(1)
The fund return of the lowest performing Fund is equal to the percentage change of the lowest performing Fund from its starting price to its ending price (i.e., the ending price of the lowest performing Fund minus its starting price, divided by its starting price).

(2)	The absolute value return is absolute value of the of the lowest performing Fund return. For example, a fund return of -5% of the lowest performing Fund will result in a +5% absolute value return.
(3)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Hypothetical Examples
Example 1. The ending price of the lowest performing Fund is greater than its starting price and the maturity payment amount is greater than the face amount:
	Shares of the Energy Select Sector SPDR® Fund	Shares of the Financial Select Sector SPDR® Fund	Shares of the Technology Select Sector SPDR® Fund	Shares of the Consumer Discretionary Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$110.00	$115.00	$130.00	$120.00
Hypothetical threshold price:	$90.00	$90.00	$90.00	$90.00
Hypothetical underlying fund return of the lowest performing Fund (ending price – starting price)/starting price	10.00%	15.00%	30.00%	20.00%
Step 1: Determine which fund is the lowest performing Fund on the calculation day.
In this example, the shares of the Energy Select Sector SPDR® Fund has the lowest fund return and is, therefore, the lowest performing Fund on the calculation day.
Step 2: Determine the maturity payment amount based on the fund return of the lowest performing Fund on the calculation day.
Because the hypothetical ending price of the lowest performing Fund is greater than its hypothetical starting price, the maturity payment amount per security would be equal to:
$1,000 + ($1,000 × fund return return of the lowest performing Fund × upside participation rate)
= $1,000 + ($1,000 × 10.00% × 179.00%)
= $1,179.00
On the stated maturity date, you would receive $1,179.00 per security.
Example 2. The ending price of the lowest performing Fund is less than its starting price but greater than or equal to its threshold price and the maturity payment amount is greater than the face amount and reflects a return equal to the absolute value return of the lowest performing Fund:
	Shares of the Energy Select Sector SPDR® Fund	Shares of the Financial Select Sector SPDR® Fund	Shares of the Technology Select Sector SPDR® Fund	Shares of the Consumer Discretionary Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$95.00	$110.00	$130.00	$120.00
Hypothetical threshold price:	$90.00	$90.00	$90.00	$90.00
Hypothetical underlying fund return of the lowest performing Fund (ending price – starting price)/starting price	-5.00%	10.00%	30.00%	20.00%
Step 1: Determine which fund is the lowest performing Fund on the calculation day.
In this example, the shares of the Energy Select Sector SPDR® Fund has the lowest fund return and is, therefore, the lowest performing Fund on the calculation day.
Step 2: Determine the maturity payment amount based on the fund return of the lowest performing Fund on the calculation day.
Because the hypothetical ending price of the lowest performing Fund is less than its hypothetical starting price but is greater than its hypothetical threshold price, the maturity payment amount per security would be equal to:
$1,000 + ($1,000 × absolute value return of the lowest performing Fund)
$1,000 + ($1,000 × |-5.00%|)
= $1,050.00
On the stated maturity date, you would receive $1,050.00 per security.

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Example 3. The ending price of the lowest performing Fund is less than its threshold price and the maturity payment amount is less than the face amount:
	Shares of the Energy Select Sector SPDR® Fund	Shares of the Financial Select Sector SPDR® Fund	Shares of the Technology Select Sector SPDR® Fund	Shares of the Consumer Discretionary Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$40.00	$90.00	$80.00	$135.00
Hypothetical threshold price:	$90.00	$90.00	$90.00	$90.00
Hypothetical underlying fund return of the lowest performing Fund (ending price – starting price)/starting price	-60.00%	-10.00%	-20.00%	35.00%
Step 1: Determine which fund is the lowest performing Fund on the calculation day.
In this example, the shares of the Energy Select Sector SPDR® Fund has the lowest fund return and is, therefore, the lowest performing Fund on the calculation day.
Step 2: Determine the maturity payment amount based on the fund return of the lowest performing Fund on the calculation day.
Because the hypothetical ending price of the lowest performing Fund is less than its hypothetical starting price by more than the buffer amount, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:
$1,000 + [$1,000 × (fund return of the lowest performing Fund + buffer amount)]
$1,000 + [ $1,000 × (-60.00% + 10%)]
= $500.00
On the stated maturity date, you would receive $500.00 per security.

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Information Regarding the Market Measures
All disclosures contained in this document regarding each Fund, including, without limitation, its make-up, method of calculation, and changes in any securities held by each Fund, have been derived from publicly available sources. We have not undertaken an independent review or due diligence of any publicly available information with respect to any Fund. The information reflects the policies of, and is subject to change by, its respective investment adviser. No investment adviser has any obligation to continue to publish, and may discontinue publication of, the applicable Fund. None of the websites referenced in any Fund description below, or any materials included in those websites, is incorporated by reference into this document or any document incorporated herein by reference. We have not independently verified the accuracy or completeness of reports filed by any investment adviser with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.
Each Fund is registered under the Securities Act of 1933, the Investment Company Act of 1940, each as amended, and/or the Exchange Act. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by each Investment Adviser with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by each Fund can be located by reference to its SEC file number provided below.
The graphs below set forth the information relating to the historical performance of each Fund. The graphs below show the daily historical Closing Values of each Fund for the periods specified. We obtained the information regarding the historical performance of each Fund in the graphs below from Bloomberg Professional® service (“Bloomberg”). The Closing Values may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.
We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of each Fund should not be taken as an indication of its future performance, and no assurance can be given as to the Final Value of any Fund. We cannot give you any assurance that the performance of the Funds will result in a positive return on your initial investment.

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

The Energy Select Sector SPDR® Fund
We have derived all information contained herein regarding The Energy Select Sector SPDR® Fund (the “XLE Fund”) and its fund underlying index from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLE Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA”) and the index sponsor of its fund underlying index, as defined below.
The XLE Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLE Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of its fund underlying index. The fund underlying index seeks to measure the performance of the energy segment of the U.S. equity market and includes companies that have been identified as energy companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: oil, gas and consumable fuels; and energy equipment and services. The fund underlying index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the fund underlying index at any time.
Select information regarding the XLE Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLE Fund’s website. Expenses of the XLE Fund reduce the net asset value of the assets held by the XLE Fund and, therefore, reduce the value of the shares of the XLE Fund.
In seeking to track the performance of the fund underlying index, the XLE Fund employs a replication strategy, which means that the XLE Fund typically invests in substantially all of the securities represented in the fund underlying index in approximately the same proportions as the fund underlying index. Under normal market conditions, the XLE Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the fund underlying index. In addition, the XLE Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).
Shares of the XLE Fund are listed on the NYSE Arca under the ticker symbol “XLE”.
Information from outside sources including, but not limited to the prospectus related to the XLE Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLE Fund or the fund underlying index.
Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLE Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.
Historical Information
We obtained the closing prices of the XLE Fund in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily fund closing prices of the XLE Fund for the period from January 1, 2020 to July 29, 2025. The closing price on July 29, 2025 was $88.95. The historical performance of the XLE Fund should not be taken as an indication of the future performance of the XLE Fund, and no assurance can be given as to the closing price of the XLE Fund on any day during the term of the securities.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

The Financial Select Sector SPDR® Fund
We have derived all information contained herein regarding the Financial Select Sector SPDR® Fund (the “XLF Fund”) and the fund underlying index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLF Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA”) and the index sponsor of its fund underlying index.
The XLF Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLF Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the fund underlying index. The fund underlying index seeks to measure the performance of the financial segment of the U.S. equity market and includes companies that have been identified as financial companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: diversified financial services; insurance; banks; capital markets; mortgage real estate investment trusts; consumer finance; and thrifts and mortgage finance. The fund underlying index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the fund underlying index at any time.
Select information regarding the XLF Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLF Fund’s website. Expenses of the XLF Fund reduce the net asset value of the assets held by the XLF Fund and, therefore, reduce the value of the shares of the XLF Fund.
In seeking to track the performance of the fund underlying index, the XLF Fund employs a replication strategy, which means that the XLF Fund typically invests in substantially all of the securities represented in the fund underlying index in approximately the same proportions as the fund underlying index. Under normal market conditions, the XLF Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the fund underlying index. In addition, the XLF Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).
Shares of the XLF Fund are listed on the NYSE Arca under the ticker symbol “XLF”.
Information from outside sources including, but not limited to the prospectus related to the XLF Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLF Fund or the fund underlying index.
Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLF Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.
Historical Information
We obtained the closing prices of the XLF Fund in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily fund closing prices of the XLF Fund for the period from January 1, 2020 to July 29, 2025. The closing price on July 29, 2025 was $52.80. The historical performance of the XLF Fund should not be taken as an indication of the future performance of the XLF Fund, and no assurance can be given as to the closing price of the XLF Fund on any day during the term of the securities.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

The Technology Select Sector SPDR® Fund
We have derived all information contained herein regarding the Technology Select Sector SPDR® Fund (the “XLK Fund”) and the fund underlying index from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLK Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA”) and the index sponsor of its fund underlying index.
The XLK Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLK Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the fund underlying index The fund underlying index seeks to measure the performance of the information technology segment of the U.S. equity market and includes companies that have been identified as information technology companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: technology hardware, storage, and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. The fund underlying index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the fund underlying index at any time.
Select information regarding the XLK Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLK Fund’s website. Expenses of the XLK Fund reduce the net asset value of the assets held by the XLK Fund and, therefore, reduce the value of the shares of the XLK Fund.
In seeking to track the performance of the fund underlying index, the XLK Fund employs a replication strategy, which means that the XLK Fund typically invests in substantially all of the securities represented in the fund underlying index in approximately the same proportions as the fund underlying index. Under normal market conditions, the XLK Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the fund underlying index. In addition, the XLK Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).
Shares of the XLK Fund are listed on the NYSE Arca under the ticker symbol “XLK”.
Information from outside sources including, but not limited to the prospectus related to the XLK Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLK Fund or the fund underlying index.
Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLK Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.
Historical Information
We obtained the closing prices of the XLK Fund in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily fund closing prices of the XLK Fund for the period from January 1, 2020 to July 29, 2025. The closing price on July 29, 2025 was $264.09. The historical performance of the XLK Fund should not be taken as an indication of the future performance of the XLK Fund, and no assurance can be given as to the closing price of the XLK Fund on any day during the term of the securities.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

The Consumer Discretionary Select Sector SPDR® Fund
We have derived all information contained herein regarding the Consumer Discretionary Select Sector SPDR® Fund (the “XLY Fund”) and the fund underlying index from publicly available information. Such information reflects the policies of, and is subject to changes by, the XLY Fund’s investment adviser, SSGA Funds Management, Inc. (“SSGA”) and the index sponsor of the fund underlying index.
The XLY Fund is one of the separate investment portfolios that constitute The Select Sector SPDR® Trust (“Select Sector SPDR”). The XLY Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the fund underlying index. The fund underlying index seeks to measure the performance of the consumer discretionary segment of the U.S. equity market and includes companies that have been identified as consumer discretionary companies on the basis of general industry classification from a universe of companies defined by the S&P 500® Index, including securities of companies from the following industries: retail (specialty, multiline, internet and direct marketing); hotels, restaurants and leisure; textiles, apparel and luxury goods; household durables; automobiles; auto components; distributors; leisure products; and diversified consumer services. The fund underlying index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the fund underlying index at any time.
Select information regarding the XLY Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the XLY Fund’s website. Expenses of the XLY Fund reduce the net asset value of the assets held by the XLY Fund and, therefore, reduce the value of the shares of the XLY Fund.
In seeking to track the performance of the fund underlying index, the XLY Fund employs a replication strategy, which means that the XLY Fund typically invests in substantially all of the securities represented in the fund underlying index in approximately the same proportions as the fund underlying index. Under normal market conditions, the XLY Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the fund underlying index. In addition, the XLY Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA).
Shares of the XLY Fund are listed on the NYSE Arca under the ticker symbol “XLY”.
Information from outside sources including, but not limited to the prospectus related to the XLY Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the XLY Fund or the fund underlying index.
Information filed by Select Sector SPDR with the SEC, including the prospectus for the XLY Fund, can be found by reference to its SEC file numbers: 333-57791 and 811-08837 or its CIK Code: 0001064641.
Historical Information
We obtained the closing prices of the XLY Fund in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily fund closing prices of the XLY Fund for the period from January 1, 2020 to July 29, 2025. The closing price on July 29, 2025 was $224.62. The historical performance of the XLY Fund should not be taken as an indication of the future performance of the XLY Fund, and no assurance can be given as to the closing price of the XLY Fund on any day during the term of the securities.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Material U.S. Federal Income Tax Consequences
You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson, LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.
Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the Internal Revenue Service (“IRS”) or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts that are “open transactions” with respect to the Funds. If the securities are so treated, upon the taxable disposition (including cash settlement) of your securities, you generally should recognize gain or loss equal to the difference between the amount realized on such taxable disposition and your tax basis in the securities. Subject to the discussion in the accompanying product supplement regarding Section 1260 of the Code, such gain or loss should be long-term capital gain or loss if you have held your securities for more than one year (otherwise, short-term capital gain or loss). There may be also a risk that the IRS could assert that the securities should not give rise to long-term capital gain or loss because the securities offer, at least in part, short exposure to the underlying index. The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance.  In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the product supplement.
Section 1260. Because the securities are linked to the shares of ETFs, it is possible that an investment in the securities could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. If the securities were treated as a constructive ownership transaction certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — U.S. Tax Treatment — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260” in the product supplement.
The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts”, such as the securities, and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.
An investment in the securities is not appropriate for non-U.S. holders because such an investment may result in significant adverse tax consequences. This discussion does not otherwise address the tax consequences to non-U.S. holders of the ownership or disposition of the securities.

Market Linked Securities—Leverage Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund, the Technology Select Sector SPDR® Fund and the Consumer Discretionary Select Sector SPDR® Fund due August 10, 2026

Validity of the Securities
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special products counsel to TD, when the securities offered by this pricing supplement have been executed and issued by TD and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of TD, enforceable against TD in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by McCarthy Tétrault LLP, Canadian legal counsel for TD, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP filed as Exhibit 5.3 to the registration statement on Form F-3 filed by TD on December 20, 2024.
In the opinion of McCarthy Tétrault LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action on the part of TD, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities, the securities will have been validly executed and issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, will be valid obligations of TD, subject to the following limitations: (i) the enforceability of the indenture is subject to bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court; (iii) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to: (i) the assumption that the senior indenture has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the trustee, enforceable against the trustee in accordance with its terms; and (ii) customary assumptions about the genuineness of signatures and certain factual matters all as stated in the letter of such counsel dated December 20,2024, which has been filed as Exhibit 5.2 to the registration statement on Form F-3 filed by TD on December 20, 2024.